Pennsylvania Commerce Bancorp, Inc.
Selected Consolidated Financial Data
(Unaudited)

	At or for the			At or for the
	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
			%				%
(in thousands, except per share amounts)	2005	2004	Change	2005	2004		Change

Income Statement Data:

Net interest income	$ 13,147	$ 12,093	9%	$ 50,905	$ 46,585		9%
Provision for loan losses	140	721	(81)%	1,560	2,646		(41)%
Noninterest income	2,960	3,045	(3)%	14,156	11,296		25%
Noninterest operating expenses	13,790	11,010	25%	50,403	42,466		19%
Net income	1,476	2,284	(35)%	8,817	8,591	+	3%

Per Common Share Data:

Net income: Basic	$ 0.24	$ 0.41	(41)%	$ 1.47	$ 1.75		(16)%
Net income: Diluted	0.23	0.38	(39)%	1.38	1.63		(15)%

Book Value				$ 15.07	$ 14.31	+	5%

Weighted average shares outstanding:
Basic	5,994	5,516		5,948	4,856
Diluted	6,366	5,912		6,318	5,218

Balance Sheet Data:

Total assets				$ 1,641,121	$ 1,277,367		28%
Loans (net)				815,439	638,496	+	28%
Allowance for loan losses				9,231	7,847		18%
Investment Securities				687,102	523,982		31%
Total deposits				1,371,062	1,160,547		18%
Core deposits				1,309,926	1,108,095	+	18%
Stockholders' equity				91,643	85,039	+	8%

Capital:

Stockholders' equity to total assets				5.58%	6.66%
Leverage Ratio				6.69	7.79
Risk based capital ratios:
Tier 1				9.78	11.57
Total Capital				10.61	12.49

Performance Ratios:

Cost of funds	2.55%	1.55%		2.12%	1.32%
Deposit Cost of Funds	2.01	1.41		1.73	1.09
Net interest margin	3.45	4.12		3.77	4.28
Return on average assets	0.36	0.72		0.61	0.73
Return on average total stockholders' equity	6.50	12.36		9.91	14.78

Asset Quality:

Net charge-offs to average loans outstanding				0.02%	0.14%
Nonperforming assets to total period-end assets				0.16	0.11
Allowance for loan losses to total period-end loans				1.12	1.21
Allowance for loan losses to nonperforming loans				364	916
Nonperforming assets to capital and reserves				3%	2%

Pennsylvania Commerce Bancorp, Inc. and Subsidiaries Average Balances and Net Interest Income
(unaudited)

	Quarter ended,

	December 2005			September 2005			December 2004
	Average		Average	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
(dollars in thousands)
Earning Assets
Investment securities
Taxable	$720,099	$9,096	5.05%	$604,417	$7,548	5.00%	$502,689	$6,356	5.06%
Tax-exempt	2,616	32	4.89	7,403	111	6.00	6,830	100	5.86
Total securities	722,715	9,128	5.05	611,820	7,659	5.01	509,519	6,456	5.07
Federal funds sold	0	0		325	3	3.61	14,293	66	1.85
Loans receivable
Mortgage and construction	419,512	7,225	6.83	394,589	6,705	6.74	362,786	5,945	6.52
Commercial loans and lines of credit	213,487	4,016	7.46	198,775	3,521	7.03	162,555	2,523	6.17
Consumer	150,459	2,399	6.33	138,815	2,159	6.17	111,558	1,567	5.59
Tax-exempt	13,691	155	4.53	9,308	108	4.64	6,292	75	4.77
Total loans receivable	797,149	13,795	6.87	741,487	12,493	6.76	643,191	10,110	6.25
Total earning assets	$1,519,864	$22,923	6.00%	$1,353,632	$20,155	5.91%	$1,167,003	$16,632	5.67%

Sources of Funds
Interest-bearing deposits
Regular savings	$349,729	$1,669	1.89%	$330,563	$1,378	1.65%	$309,258	$926	1.19%
Interest checking and money market	548,212	4,132	2.99	490,208	3,193	2.58	444,801	1,904	1.70
Time deposits	186,364	1,539	3.28	179,493	1,359	3.00	172,561	1,118	2.58
Public funds time	38,623	358	3.68	31,429	265	3.35	38,669	201	2.07
Total interest-bearing deposits	1,122,928	7,698	2.72	1,031,693	6,195	2.38	965,289	4,149	1.71
Short-term borrowings	163,410	1,723	4.13	93,472	861	3.65	5,979	35	2.33
Junior subordinated debt	13,600	355	10.44	13,600	354	10.41	13,600	355	10.44
Total interest-bearing liabilities	1,299,938	9,776	2.98	1,138,765	7,410	2.58	984,868	4,539	1.83
Noninterest-bearing funds (net)	219,926			214,867			182,135
Total sources to fund earning assets	$1,519,864	9,776	2.55	$1,353,632	$7,410	2.17	$1,167,003	4,539	1.55
Net interest income and margin		$13,147	3.45%		$12,745	3.74%		$12,093	4.12%

Other Balances
Cash and due from banks	$40,389			$48,936			$38,787
Other assets	68,539			61,593			53,152
Total assets	1,628,792			1,464,161			1,258,942
Demand deposits (noninterest-bearing)	232,279			230,992			191,311
Other liabilities	6,435			3,487			9,220
Stockholders' equity	90,140			90,917			73,543